Exhibit 10.5

NONQUALIFIED STOCK OPTION AWARD DOCUMENT

(For Non-Employee Directors)

LAWSON SOFTWARE, INC.

2010 STOCK INCENTIVE PLAN

1.             Option Grant and Option Exercise Price.  Pursuant to the Lawson Software, Inc. 2010 Stock Incentive Plan (the “Plan”), Lawson Software, Inc., a Delaware corporation (the “Company”) grants to the participant (“Participant”) whose name is specified in the separate written award confirmation provided by the Company or the Company’s third party administrator (the “Award Confirmation”), an option to purchase shares of common stock (“Common Stock”) of the Company as follows:

The Company grants to Participant an option (the “Option” or “Stock Option”) to purchase the number of full shares of Common Stock shown on the Award Confirmation (the “Shares”) at an exercise and purchase price in United States dollars (the “Grant Price”) per Option Share equal to the Grant Price listed on the Award Confirmation (which is the closing price for the Common Stock on Nasdaq (symbol:  LWSN) on the Grant Date or the closing price on the trading day immediately preceding the Grant Date if the Grant Date does not occur on a trading day), subject to the terms and conditions set forth in the Plan, this Stock Option Award Document (the “Award Document”) and the Award Confirmation.  The Grant Date of this Stock Option is stated on the Award Confirmation.  The Option will be in effect commencing on the Grant Date and terminating on the Grant Expiration Date listed on the Award Confirmation or such earlier date and time described in this Award Document (the “Option Period”).  This Option is a “Nonqualified Stock Option (NQ),” as identified on the Award Confirmation under “Type of Stock Option.”

This Award Document is the “Agreement,” as referred to the Plan, which contains the terms andconditions of the Stock Option.  The Stock Option is subject to any rules promulgated pursuant to the Plan by the Board of Directors of the Company or the Committee.

2.             Option Period; Immediate 100% Vesting.  The Stock Option expires on the earlier of:  (a) two (2) years after Participant is no longer a member of the Board of Directors of the Company or its successor or (b) seven years after the Grant Date (the “Option Period”).  The Stock Option is 100% vested and immediately exercisable in full or in part at any time, and from time to time, throughout the Option Period.  The Company is not responsible to notify the Participant about Option expiration dates.

3.             Manner of Exercise.  Before the end of the Option Period, the Stock Option may be exercised only by Participant (or by Participant’s guardian or legal representative, or by Participant’s estate (if Participant is deceased)) by delivering to the Company’s stock option administrator an irrevocable notice of exercise in the form required by the Company.  The notice of exercise shall state the number of Shares for which the Option is being exercised and shall be accompanied by payment in full of the Grant Price for those Shares (under Section 4 below).

4.             Payment of Grant Price.  Participant may pay the Grant Price by wire transfer or check (bank check, certified check or personal check) or in whole or in part by (i) tender of a Broker Exercise Notice, (ii) by tender, or attestation as to ownership, of Previously Acquired Shares that have been held for the period of time necessary to avoid a charge to the Company’s earnings for financial reporting purposes, (iii) by a “net exercise” of the Option (as further described below) or (iv) by a combination of such methods.  In the case of a “net exercise” of an Option, the Company will not require a payment of the Grant Price of the Option from the Participant but will reduce the number of shares of Common Stock issued upon the exercise by the largest number of whole shares that has a Fair Market Value that does not exceed the aggregate Grant Price for the shares exercised under this method. Shares of Common Stock will no longer be outstanding under an Option (and will therefore not thereafter be exercisable) following the exercise of such Option to the extent of (a) shares used to pay the Grant Price of an Option under the “net exercise,” (b) shares actually delivered to the Participant as a result of such exercise and (c) any shares withheld for purposes of tax withholding pursuant to Section 6 below.  Previously Acquired Shares tendered or covered by an attestation as payment of an Option Grant Price will be valued at their Fair Market Value on the exercise date.

5.             Delivery of Shares.  The Company will deliver to Participant the Shares (either in certificate or electronic form as requested by Participant) promptly after proper exercise of the Option and receipt of the Grant Price.  Notwithstanding any provision in this Award Document to the contrary, the obligation of the Company to deliver Shares is subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration, or qualification of the Stock Option or the Shares upon any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the Stock Option or the issuance or purchase of Shares thereunder, then the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the Committee.

6.             Tax Considerations.  Based on the tax jurisdiction that is applicable to Participant, Participant is responsible for payment of any personal income taxes (or other personal taxes) that arise based on the Option and Shares issued upon exercise of the Option.  If the Participant is subject to taxation under the United States Internal Revenue Code, the Option will be considered a non-qualified stock option and not an “incentive stock option” under the United States Internal Revenue Code Section 422.  In order to provide the Company and its Subsidiaries with the opportunity to claim the benefit of any income tax deduction in any jurisdiction which may be available to it upon the exercise of the Option, and in order to comply with all applicable income tax laws or regulations of any applicable country, state or other jurisdiction, the Company and its subsidiaries may take such action as it deems appropriate to ensure that, if necessary, all applicable payroll, withholding, income, NIC or other taxes (of any applicable country, state or other jurisdiction) are withheld or collected from Participant, to the extent applicable.  Participant may elect to satisfy Participant’s minimum income tax withholding obligations under such laws or regulations upon exercise of the Option by (i) paying that amount by check (bank check, certified check or personal check), (ii) having the Company or its Subsidiaries withhold a portion of the shares of Stock otherwise to be delivered upon exercise of such Option having a Fair Market Value in United States dollars (on the date of exercise of Option) equal to the minimum amount of such taxes required to be withheld on such exercise, in accordance with the rules of the Committee, or (iii) delivering to the Company for cancellation, in accordance with the rules of the Committee, shares of Stock which have a fair market value equal to such tax withholdings and which either (a) were purchased on a national stock exchange or on the NASDAQ NMS system or (b) have been issued and outstanding more than six (6) months.  The Company may, at its discretion, require Participant to pay the withholding taxes under clause (i) above in lieu of the alternatives in clauses (ii) or (iii) above.

7.             Adjustments.  The Committee may adjust the Award in the event of any equity restructuring as provided in Section 4.3 of the Plan.

8.             No Fractional Shares.  This Stock Option may be exercised only in whole Shares and not fractional Shares.  Any fraction of a Share that would otherwise vest on any vesting date will be rounded down to the nearest whole Share.

9.             Non-Transferability of Option.  The Option is non-transferable except to the extent described in this Section 9 or permitted by the Committee.  The Option shall be transferable only to the extent described in Section 15.3 of the Plan.

10.           Private Placement.  The grant of the Stock Option is not intended to be a public offering of securities in Participant’s country but instead is intended to be a private placement.  The Company has not submitted any registration statement, prospectus or other filings other than in the United States (unless otherwise required under local law).  No employee of the Company or any of the Company’s affiliates is permitted to advise Participant about whether or not to acquire shares of the Company’s common stock under the Plan.  Investment in the shares of the Company involves a degree of risk.  Before deciding to acquire shares pursuant to the Option, Participant should carefully consider all risk factors relevant to the acquisition of the Company’s common stock under the Plan and carefully review all of the materials related to the Option and the Plan.  In addition, Participant is encouraged to consult a personal advisor for professional investment advice (at Participant’s own expense).

11.           Impact on Director Status.  This Notice and the Plan are not an employment or directorship contract.  Nothing contained in the Option or this Notice shall confer on the Participant any right to be employed by or serve as a director of the Company or any Subsidiary or other affiliate of the Company.

12.           Consent to Collection/Processing/Transfer of Personal Data.  Pursuant to applicable personal data protection laws, the Company hereby notifies Participant of the following in relation to Participant’s personal data and the collection, processing and transfer of such data in relation to the Company’s grant of the Option and participation in the Plan by Participant.  The collection, processing and transfer of Participant’s personal data is necessary for the Company’s administration of the Plan and participation in the Plan by Participant, and Participant’s denial and/or objection to the collection, processing and transfer of personal data may affect participation in the Plan by Participant.  As such, Participant voluntarily acknowledges and consents (where required under applicable law) to the collection, use, processing and transfer of personal data as described in this Section 12.  The Company and Participant’s employer hold certain personal information about Participant, including Participant’s name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any shares of Stock or directorships held in the Company, details of all options, restricted stock units or any other entitlement to shares of Stock awarded, canceled, purchased, vested, unvested or outstanding in Participant’s favor, for the purpose of managing and administering the Plan (“Data”).  The Data may be provided by Participant or collected, where lawful, from third parties, and the Company will process the Data for the exclusive purpose of implementing, administering and managing participation in the Plan by Participant.  The Data processing will take place through electronic and non-electronic means according to logics and procedures strictly correlated to the purposes for which Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations in Participant’s country of residence.  Data processing operations will be performed minimizing the use of personal and identification data when such operations are unnecessary for the processing purposes sought.  Data will be accessible within the Company’s organization only by those persons requiring access for purposes of the implementation, administration and operation of the Plan and for participation in the Plan by Participant.  The Company and Participant’s employer will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of participation in the Plan by Participant, and the Company and Participant’s employer may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan.  These recipients may be located in the European Economic Area, or elsewhere throughout the world, such as the United States.  Participant hereby authorizes (where required under applicable law) them to receive, possess, use, retain and transfer the Data, in electronic or other form, for purposes of implementing, administering and managing participation in the Plan by Participant, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of Stock on Participant’s behalf to a broker or other third party with whom Participant may elect to deposit any shares of Stock acquired pursuant to the Plan.  Participant may, at any time, exercise Participant’s rights provided under applicable personal data protection laws, which may include the right to (a) obtain confirmation as to the existence of the Data, (b) verify the content, origin and accuracy of the Data, (c) request the integration, update, amendment, deletion, or blockage (for breach of applicable laws) of the Data, and (d) to oppose, for legal reasons, the collection, processing or transfer of the Data which is not necessary or required for the implementation, administration and/or operation of the Plan and participation in the Plan by Participant.  Participant may seek to exercise these rights by contacting the local Human Resources manager or the Company’s Human Resources Department.

13.           No Right of Future Stock Option Grants.  Nothing contained in this Award Document, the Award Confirmation or the Plan shall confer on Participant any right to receive any additional stock options in the future from the Company, Subsidiary or any other affiliate of the Company or affect in any way the right of the Company, Subsidiary or any other affiliate to terminate the granting of stock options at any time.

14.           Interpretation of Terms; General.  The Committee shall interpret the terms of the Option and this Award Document, the Award Confirmation and Plan and all determinations shall be final and binding.  The Option and this Award Document, the Award Confirmation and Plan (1) are governed by the laws of the State of Minnesota, (2) may be amended only in writing, signed by an executive officer of the Company, and (3) supersede any other verbal or written agreements or representations concerning the Option.

15.           Compliance with Age Discrimination Rule — Applicable Only to Participants Who Are Subject to the Laws in the European Union.  The grant of the Option and the terms and conditions governing the Option are intended to comply with the age discrimination provisions of the European Union (EU) Equal Treatment Framework Directive, as implemented into local law (the “Age Discrimination Rules”), for any Participant who is subject to the laws in the EU.  To the extent a court or tribunal of competent jurisdiction determines that any provision of the Option is invalid or unenforceable, in whole or in part, under the Age Discrimination Rules, the court or tribunal, in making such determination, shall have the power and authority to revise or strike such provision to the minimum extent necessary to make it valid and enforceable to the full extent permitted under local law.

16.           Official Language.  Unless prohibited by applicable law:  (a) the official language of the Option and this Award Document, the Award Confirmation and Plan is English, (b) documents or notices not originally written in English shall have no effect until they have been translated into English, and the English translation shall then be the prevailing form of such documents or notices and (c) any notices or other documents required to be delivered to the Company (or equity plan administrator) under this Award Document, shall be translated into English, at Participant’s expense, and provided promptly to the Company in English (to the attention of the Company’s Corporate Secretary).  The Company may also request an untranslated copy of such documents.

17.           Binding Terms.  By accepting any of the benefits of the Stock Option, the Participant will be deemed to have agreed to comply with all of the terms and conditions of the Plan (as applicable to the Stock Option), this Award Document and the Award Confirmation.  If there is any discrepancy between the number of Option Shares shown in the Award Confirmation and the number shown in the records of the Company’s Corporate Secretary, the records of the Company’s Corporate Secretary shall prevail.